Exhibit 31(a)

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John D. Johns, certify that:

1.         I have reviewed this Amendment No. 1 to the Annual Report of Protective Life Insurance Company on Form 10-K/A for the year ended December 31, 2011 (the “Report”);

2.         Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 12, 2012

/s/ John D. Johns
Chairman of the Board,
President and Chief Executive Officer